Exhibit 99.1

Contact:

David W. Froesel, Jr.

Executive Vice President,

Chief Financial Officer and Treasurer

(502) 627-7950

PHARMERICA REPORTS FIRST QUARTER 2015 RESULTS

Solid Year Over Year Improvement in Revenue, Gross Profit, Adjusted EBITDA and

Adjusted Diluted Earnings Per Share

Reaffirms Annual 2015 Guidance

LOUISVILLE, Kentucky (May 7, 2015) – PharMerica Corporation (NYSE: PMC), a national provider of institutional, specialty home infusion, hospital and oncology pharmacy services, today reported its financial results for the first quarter ended March 31, 2015.

	1Q’15 Results	Comparison to 1Q’14	Comparison to 4Q’14
Revenue	$511.6 million	Increase of 13.1%	Decrease of 2.3%
Adjusted EBITDA	$37.4 million	Increase of 25.9%	Increase of 0.3%
Adjusted diluted earnings per share	$0.48	Increase of 29.7%	Increase of 6.7%
Gross profit	$88.6 million	Increase of 10.8%	Decrease of 6.1%
Selling, general and administrative	$59.0 million	Increase of 3.1%	Decrease of 9.5%
Generic drug dispensing rate	85.3%	Increase of 80 basis points	Increase of 40 basis points

Greg Weishar, PharMerica Corporation’s Chief Executive Officer, said, “PharMerica’s first quarter 2015 results exceeded our expectations and underscore that PharMerica is well-positioned to deliver on our 2015 financial objectives while driving continued growth and shareholder value creation.

“On a year-over-year basis, we achieved double-digit improvement in all key financial metrics, including a record generic drug dispensing rate of 85.3%. We anticipate the generic drug dispensing rate will continue to increase in 2015 and 2016, driven by new generic drugs entering the market. Additionally, our continued focus on cost improvement resulted in a 9.5% decrease in SG&A compared to the prior quarter, and this contributed to sequential increases in adjusted EBITDA and adjusted EBITDA margins. However, as expected, as we improved the quality of the Company’s client mix we saw a decrease in gross profit.

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PMC Reports Results for the First Quarter 2015

May 7, 2015

“Amerita and Onco360, our specialty pharmacy businesses, saw another quarter of double-digit sequential revenue growth. Coupled with the recently announced acquisition of InfusionRx, we expect to see continued momentum throughout the year. We are confident we will have at least $400 million in specialty pharmacy revenues by 2016.

Mr. Weishar concluded, “We have built a strong scalable platform that can support continued growth. In the balance of 2015, we will continue to execute on our strategy of driving organic growth, diversifying the revenue base, driving scale and making thoughtful and disciplined acquisitions. We are confident this strategy will enable the Company to continue to create value for our shareholders, clients and patients.”

Full Year 2015 Financial Guidance

PharMerica reaffirms its full year 2015 guidance metrics:

•	Revenue in the range of $1.950 billion to $2.050 billion;

•	Adjusted diluted earnings per share in the range of $1.55 to $1.65; and

•	Adjusted EBITDA in the range of $137 million to $142 million.

The Company notes that its 2015 guidance does not include the effect of any future 2015 acquisitions.

First Quarter 2015 Results

The results for the first quarter 2015 are set forth below:

•	Key Comparisons of First Quarters Ended March 31, 2015 and 2014:

•	Revenues for the first quarter of 2015 were $511.6 million compared with $452.2 million for the first quarter of 2014, an increase of 13.1%. The increase is driven by 2014 acquisitions, growth in both specialty oncology and specialty infusion, and branded drug inflation.

•	Gross profit for the first quarter of 2015 was $88.6 million compared with $80.0 million in the first quarter of 2014, an increase of 10.8%. The increase in gross profit was driven by 2014 acquisitions, growth in both specialty oncology and specialty infusion, and branded drug inflation.

•	Selling, general and administrative expenses were $59.0 million or 11.5% of revenues for the three months ended March 31, 2015 compared to $57.2 million or 12.6% of revenues for the three months ended March 31, 2014. The increase of $1.8 million is due to the 2014 acquisitions, primarily labor costs.

•	Adjusted EBITDA for the first quarter of 2015 was $37.4 million compared with $29.7 million in the first quarter of 2014, an increase of 25.9%.

•	Net income for the first quarter of 2015 was $9.6 million, or $0.31 diluted earnings per share, compared to $4.8 million, or $0.16 diluted earnings per share, for the same period in 2014. Adjusted diluted earnings per share was $0.48 in the first quarter of 2015 compared to $0.37 in the first quarter of 2014.

•	Cash flows provided by operating activities for the first quarter of 2015 were $44.3 million compared with $4.4 million in the first quarter of 2014. The increase in cash from operating activities is due primarily to the $50.0 million in ABDC drug purchase payments withheld, the Corporation’s inventory purchasing strategy, and an increase in net income which were partially offset by an increase in ABDC rebates receivable.

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PMC Reports Results for the First Quarter 2015

May 7, 2015

•	Additional Sequential Quarterly Comparisons:

•	The Company’s generic dispensing rate increased 40 basis points from the prior quarter to 85.3%, representing a year-over-year improvement of 80 basis points.

•	On a sequential basis, prescriptions dispensed in the institutional pharmacy business declined 4.6%. The decline was driven, in equal parts, by two fewer calendar days in the first quarter of 2015 as compared to the fourth quarter of 2014 and the planned divestitures of clients based on poor profitability and accounts receivable payment patterns.

•	The voluntary disposition of accounts by PharMerica resulted in a decrease in gross profit of 6.1% on a sequential basis. The decrease in gross profit on a sequential basis was fully offset by a 9.5% decrease in SG&A compared to the prior quarter.

Conference Call

Management will hold an online webcast of its first quarter 2015 earnings conference call on Thursday, May 7, 2015 at 10:00 a.m. Eastern Time. A 30-day online replay will be available approximately one hour following the conclusion of the live broadcast. A link to these events can be found under the Investor Relations section of the Company’s website, www.pharmerica.com.

About PharMerica

PharMerica Corporation is a leading provider of pharmacy services. PharMerica serves the long-term care, hospital pharmacy management services, specialty home infusion and oncology pharmacy markets. PharMerica operates 97 institutional pharmacies, 15 specialty home infusion pharmacies and 5 specialty oncology pharmacies in 45 states. PharMerica’s customers are institutional healthcare providers, such as skilled nursing facilities, assisted living facilities, hospitals, individuals receiving in-home care and patients with cancer.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s current estimates, expectations and projections about its future results, performance, prospects and opportunities. Forward-looking statements include, among other matters, the information concerning the Company’s “guidance” and possible future results of operations and future potential acquisitions, the strength of the Company’s financial and operational performance during 2015, 2016 and beyond, the expected revenues from the specialty infusion and oncology businesses, including $400 million in specialty revenue by 2016, the Company’s plan to improve and refine its inventory management strategy, the Company’s ability to identify and consummate future acquisitions, the Company’s acquisition goal of $100 million in annualized revenues, the Company’s focus on competing aggressively for market share, the Company’s expectation that the generic drugs dispensing rate will continue to increase in 2015 and 2016, the Company’s ability to deliver outstanding value to its shareholders, clients and patients, the Company’s continued pursuit of its strategic and operational initiatives including those focused on client retention, driving organic growth, diversifying the revenue base, disciplined acquisitions, driving scale and operating margins, the Company’s expectation to deliver improved financial results in 2015 and beyond and the Company’s ability to achieve organic growth and topline revenue growth. Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “plan,” “may,” “should,” “will,” “would,” “project” and similar expressions.

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PMC Reports Results for the First Quarter 2015

May 7, 2015

These forward-looking statements are based upon information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause the Company’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Important factors that could cause the Company’s actual results to differ materially from the results referred to in the forward-looking statements we make in this press release include our ability to consummate our strategic and operational initiatives, our ability to identify and consummate future acquisitions, the adequacy of our litigation-related reserves, and our ability to collect the receivables due from AmerisourceBergen under the terms of our prime vendor agreement, and those included in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports, including Quarterly Reports on Form 10-Q filed with the SEC by the Company.

You are cautioned not to place undue reliance on any forward-looking statements, all of which speak only as of the date of this press release. Except as required by law, we undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release and in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports filed with the SEC by the Company.

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PMC Reports Results for the First Quarter 2015

May 7, 2015

PHARMERICA CORPORATION

UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS

(In millions, except share and per share amounts)

	Three Months Ended March 31,
	2014		2015
		% of		% of
	Amount	Revenues	Amount	Revenues
Revenues	$452.2	100.0%	$511.6	100.0%
Cost of goods sold	372.2	82.3	423.0	82.7

Gross profit	80.0	17.7	88.6	17.3
Selling, general and administrative expenses	57.2	12.6	59.0	11.5
Amortization expense	4.4	1.0	6.6	1.3
Merger, acquisition, integration costs and other charges	5.0	1.1	3.8	0.8
Settlement, litigation and other related charges	1.2	0.3	2.3	0.4
Restructuring and impairment charges	1.9	0.4	0.1	—

Operating income	10.3	2.3	16.8	3.3
Interest expense, net	2.5	0.6	1.4	0.3

Income before income taxes	7.8	1.7	15.4	3.0
Provision for income taxes	3.0	0.6	5.8	1.1

Net income	$4.8	1.1%	$9.6	1.9%

	Three Months Ended March 31,
	2014	2015
Earnings per common share:
Basic	$0.16	$0.32
Diluted	$0.16	$0.31
Shares used in computing earnings per common share:
Basic	29,753,024	30,185,230
Diluted	30,354,067	30,733,381

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PMC Reports Results for the First Quarter 2015

May 7, 2015

PHARMERICA CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except share and per share amounts)

	(As Adjusted)
	Dec. 31,	Mar. 31,
	2014	2015
ASSETS
Current assets:
Cash and cash equivalents	$33.3	$25.2
Accounts receivable, net	195.8	199.5
Inventory	135.7	122.6
Deferred tax assets, net	42.2	39.9
Income taxes receivable	—	0.5
Prepaids and other assets	90.4	62.0

	497.4	449.7

Equipment and leasehold improvements	196.4	198.6
Accumulated depreciation	(125.0)	(128.5)

	71.4	70.1

Goodwill	318.0	336.3
Intangible assets, net	177.6	179.2
Other	4.1	4.1

	$1,068.5	$1,039.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$96.0	$81.6
Salaries, wages and other compensation	35.1	32.7
Current portion of long-term debt	6.4	8.9
Income taxes payable	2.3	—
Other accrued liabilities	36.4	31.6

	176.2	154.8

Long-term debt	344.9	317.1
Other long-term liabilities	57.7	68.6
Deferred tax liabilities	11.6	11.8
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value per share; 1,000,000 shares authorized and no shares issued, December 31, 2014 and March 31, 2015	—	—
Common stock, $0.01 par value per share; 175,000,000 shares authorized; 32,725,786 and 33,137,201 shares issued as of December 31, 2014 and March 31, 2015, respectively	0.3	0.3
Capital in excess of par value	394.1	397.9
Retained earnings	117.0	126.6
Treasury stock at cost, 2,617,305 and 2,760,633 shares at December 31, 2014 and March 31, 2015, respectively	(33.3)	(37.7)

	478.1	487.1

	$1,068.5	$1,039.4

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PMC Reports Results for the First Quarter 2015

May 7, 2015

PHARMERICA CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Three Months Ended March 31,
	2014	2015
Cash flows provided by (used in) operating activities:
Net income	$4.8	$9.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	4.8	5.8
Amortization	4.4	6.6
Merger, acquisition, integration costs and other charges	2.5	—
Stock-based compensation and deferred compensation	2.1	2.0
Amortization of deferred financing fees	0.7	0.1
Deferred income taxes	4.0	2.3
(Gain) Loss on disposition of equipment	(0.1)	0.1
Gain on acquisition/disposition	(0.3)	—
Other	0.1	—
Change in operating assets and liabilities:
Accounts receivable, net	13.1	(2.3)
Inventory	2.8	13.2
Prepaids and other assets	(2.1)	27.4
Accounts payable	(21.8)	(14.1)
Salaries, wages and other compensation	(4.7)	(2.4)
Other accrued liabilities	(1.9)	(2.2)
Change in income taxes payable	(1.3)	0.1
Excess tax benefit from stock-based compensation	(2.7)	(1.9)

Net cash provided by operating activities	4.4	44.3

Cash flows provided by (used in) investing activities:
Purchase of equipment and leasehold improvements	(6.0)	(4.6)
Acquisitions, net of cash acquired	(10.7)	(20.5)
Cash proceeds from dispositions	0.4	0.1

Net cash used in investing activities	(16.3)	(25.0)

Cash flows provided by (used in) financing activites:
Repayments of long-term debt	(3.1)	—
Net activity of long-term revolving credit facility	2.8	(25.0)
Issuance of common stock	2.5	0.3
Treasury stock at cost	(4.5)	(4.4)
Excess tax benefit from stock-based compensation	2.7	1.9
Repayments of capital lease obligations	—	(0.2)

Net cash provided by (used in) financing activities	0.4	(27.4)

Change in cash and cash equivalents	(11.5)	(8.1)
Cash and cash equivalents at beginning of period	24.2	33.3

Cash and cash equivalents at end of period	$12.7	$25.2

Supplemental information:
Cash paid for interest	$1.8	$2.1

Cash paid for taxes	$0.4	$4.7

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PMC Reports Results for the First Quarter 2015

May 7, 2015

PHARMERICA CORPORATION

SUPPLEMENTAL INFORMATION

	Three Months Ended March 31,
	2014	2015
Pharmacy data:
Prescriptions dispensed (in thousands)	8,608	9,053

Revenue per prescription dispensed	$52.53	$56.51

Gross profit per prescription dispensed	$9.29	$9.79

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(In millions)	Three Months Ended March 31,
	2014	2015
Net income	$4.8	$9.6
Add:
Interest expense, net	2.5	1.4
Merger, acquisition, integration costs and other charges	5.0	3.8
Settlement, litigation and other related charges	1.2	2.3
Restructuring and impairment charges	1.9	0.1
Stock-based compensation and deferred compensation	2.1	2.0
Provision for income taxes	3.0	5.8
Depreciation and amortization expense	9.2	12.4

Adjusted EBITDA	$29.7	$37.4

Adjusted EBITDA margin	6.6%	7.3%

UNAUDITED RECONCILIATION OF DILUTED EARNINGS PER SHARE

TO ADJUSTED DILUTED EARNINGS PER SHARE

(In whole numbers)	Three Months Ended March 31,
	2014	2015
Diluted earnings per share	$0.16	$0.31
Add:
Diluted earnings per share impact of:
Merger, acquisition, integration costs and other charges	0.10	0.08
Settlement, litigation and other related charges	0.03	0.05
Restructuring and impairment charges	0.04	—
Stock-based compensation and deferred compensation	0.04	0.04

Adjusted diluted earnings per share	$0.37	$0.48

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PMC Reports Results for the First Quarter 2015

May 7, 2015

PHARMERICA CORPORATION

SUPPLEMENTAL INFORMATION (Continued)

UNAUDITED RECONCILIATION OF ADJUSTED EBITDA

TO NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES

(In millions)	Three Months Ended March 31,
	2014	2015
Adjusted EBITDA	$29.7	$37.4
Interest expense, net	(2.5)	(1.4)
Merger, acquisition, integration costs and other charges	(5.6)	(6.2)
Provision for bad debt	5.6	5.0
Amortization of deferred financing fees	0.7	0.1
Loss (gain) on disposition of equipment	(0.1)	0.1
Gain on acquisition	(0.3)	—
Provision for income taxes	(3.0)	(5.8)
Deferred income taxes	4.0	2.3
Changes in federal and state income tax payable
(receivable)	(1.3)	0.1
Excess tax benefit from stock-based compensation	(2.7)	(1.9)
Changes in assets and liabilities	(20.2)	14.6
Other	0.1	—

Net cash provided by operating activities	$4.4	$44.3

Use of Non-GAAP Measures

PharMerica calculates Adjusted EBITDA as provided in the reconciliation above and calculates Adjusted EBITDA Margin by taking Adjusted EBITDA and dividing it by revenues. PharMerica calculates and uses Adjusted EBITDA as an indicator of its ability to generate cash from reported operating results. The measurement is used in concert with net income and cash flows from operations, which measure actual cash generated in the period. In addition, PharMerica believes that Adjusted EBITDA and Adjusted EBITDA Margin are supplemental measurement tools used by analysts and investors to help evaluate overall operating performance and the ability to incur and service debt and make capital expenditures. In addition, Adjusted EBITDA, as defined in the Credit Agreement, is used in conjunction with the Corporation’s debt leverage ratio and this calculation sets the applicable margin for the quarterly interest charge. Adjusted EBITDA, as defined in the Credit Agreement, is not the same calculation as these unaudited reconciliation tables. Adjusted EBITDA does not represent funds available for PharMerica’s discretionary use and is not intended to represent or to be used as a substitute for net income or cash flows from operations data as measured under U.S. generally accepted accounting principles (“GAAP”). The items excluded from Adjusted EBITDA but included in the calculation of PharMerica’s reported net income and cash flows from operations are significant components of the accompanying consolidated income statements and cash flows and must be considered in performing a comprehensive assessment of overall financial performance. PharMerica’s calculation of Adjusted EBITDA may not be consistent with calculations of EBITDA used by other companies.

PharMerica calculates and uses adjusted diluted earnings per share, exclusive of the impact of merger, acquisition, integration costs and other charges, settlement, litigation and other related charges, restructuring and impairment charges, and stock-based and deferred compensation as an indicator of its core operating results. The measurement is used in concert with net income and diluted earnings per

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PMC Reports Results for the First Quarter 2015

May 7, 2015

share, which measure actual earnings per share generated in the period. PharMerica believes the exclusion of these charges in expressing adjusted diluted earnings per share provides management with a useful measure to assess period to period comparability and is useful to investors in evaluating PharMerica’s operating results from period to period. Adjusted diluted earnings per share, exclusive of the impact of merger, acquisition, integration costs and other charges, settlement, litigation and other related charges, restructuring and impairment charges, and stock-based and deferred compensation do not represent the amount that effectively accrues directly to stockholders (i.e., such costs are a reduction in earnings and stockholders’ equity) and is not intended to represent or to be used as a substitute for diluted earnings per share as measured under GAAP. The impact of merger, acquisition, integration costs and other charges, settlement, litigation and other related charges, California Medicaid estimated recoupment charges, restructuring and impairment charges, Hurricane Sandy disaster costs, loss on debt extinguishment, stock-based and deferred compensation and the impact of discrete items on the tax provision excluded from the diluted earnings per share are significant components of the accompanying consolidated income statements and must be considered in performing a comprehensive assessment of overall financial performance.

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